Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(87,873)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,726,037)
Dividend Income	79,740
Interest Income	10,547
ETF Transaction Fees	700
Total Income (Loss)	$(1,722,923)

Expenses
General Partner Management Fees	$23,317
Professional Fees	9,868
Brokerage Commissions	600
Directors' Fees and insurance	1,233
NYMEX License Fee	466
Total Expenses	35,484
Expense Waiver	(7,375)
Net Expenses	$28,109
Net Income (Loss)	$(1,751,032)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/22	$38,528,295
Withdrawals (200,000 Shares)	(4,137,818)
Net Income (Loss)	(1,751,032)

Net Asset Value End of Month	$32,639,445
Net Asset Value Per Share (1,550,000 Shares)	$21.06

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596